UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 1, 2011

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Dr. Fernando Zuniga y Rivero, 83, Executive Chairman of the Board of Directors, has informed BPZ Resources, Inc. (the “Company”) that he will retire from all positions with the Company and its subsidiaries, including as a member of the Board of Directors and executive officer of the Company, effective March 1, 2011.  Dr. Zuniga will remain associated with the Company as Chairman Emeritus of the Company’s Board of Directors.  Mr. James B. Taylor, current lead independent director of the Company, has been appointed as the Chairman of the Board.  In connection with Dr. Zuniga’s retirement, the Board of Directors has reduced the number of director positions on the Board, as permitted by the Company’s Bylaws, to the current number of six directors.

In connection with the retirement of Dr. Zuniga and the appointment of Mr. Taylor, the Company issued a press release on March 7, 2011, which is being filed as Exhibit 99.1 to this report.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           The Board of Directors of the Company approved an amendment to the Company’s Bylaws, effective as of March 1, 2011.  The amendment allows the Board of Directors to designate whether or not the Chairman of the Board, if any, is also an executive officer position of the Company.  The Bylaws had previously listed the Chairman of the Board as an officer of the Company.  The First Amendment to the Bylaws of the Company is filed as Exhibit 3.1 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 3.1	First Amendment to the Bylaws of BPZ Resources, Inc.
Exhibit 99.1	BPZ Resources, Inc. Press Release, dated March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: March 7, 2011	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	First Amendment to the Bylaws of BPZ Resources, Inc.
Exhibit 99.1	BPZ Resources, Inc. Press Release, dated March 7, 2011.